                                                                   EXHIBIT 11.1

                       HEALTH SYSTEMS DESIGN CORPORATION
                       COMPUTATION OF NET LOSS PER SHARE

                                               THREE MONTHS ENDED DECEMBER 31,
                                                  1997               1996
                                              --------------     --------------

Net loss                                      $  (1,153,989)     $  (1,090,089)
                                              --------------     --------------
                                              --------------     --------------
Weighted average common and equivalent shares
   outstanding                                    6,534,621          6,436,372
                                              --------------     --------------
                                              --------------     --------------
Net income (loss) per common and common
   equivalent share                           $       (0.18)     $       (0.17)
                                              --------------     --------------
                                              --------------     --------------


                                        11